UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

BARNES & NOBLE, INC.

(Name of Registrant as Specified in Its Charter)

YUCAIPA AMERICAN ALLIANCE FUND II, L.P.

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.

YUCAIPA AMERICAN ALLIANCE FUND II, LLC

YUCAIPA AMERICAN FUNDS, LLC

YUCAIPA AMERICAN MANAGEMENT, LLC

THE YUCAIPA COMPANIES LLC

RONALD W. BURKLE

STEPHEN F. BOLLENBACH

MICHAEL S. MCQUARY

ROBERT P. BERMINGHAM

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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On September 21, 2010, The Yucaipa Companies issued the following press release:

THE YUCAIPA COMPANIES

FOR IMMEDIATE RELEASE	MEDIA CONTACT: FRANK QUINTERO
THE YUCAIPA COMPANIES, LLC
+1(310) 228-2895 US

+44 (0) 845 539 1837 UK

Frank.Quintero@Yucaipaco.com

Michael Sitrick

Sitrick And Company

(310) 788-2850

Mike_Sitrick@Sitrick.com

INVESTORS/ANALYSTS: Larry Dennedy

Laurie Connell

MacKenzie Partners, Inc.

(800) 322-2885

YUCAIPA CALLS ON BARNES & NOBLE STOCKHOLDERS TO “UNLOCK VALUE”

WITH VOTES FOR YUCAIPA’S INDEPENDENT DIRECTORS

Urges Stockholders to Vote Gold Proxy Card “FOR” Yucaipa’s Three Board Nominees and

“FOR” Yucaipa’s Poison Pill Amendment

Cites Support of Highly Respected Institutional Shareholder Services

LOS ANGELES (Sept. 21, 2010) – The Yucaipa Companies today sent the following letter to stockholders of Barnes & Noble, Inc. (NYSE: BKS):

INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS BARNES & NOBLE STOCKHOLDERS VOTE THE GOLD PROXY CARD “FOR” YUCAIPA’S THREE

DIRECTOR NOMINEES AND “FOR” YUCAIPA’S POISON PILL PROPOSAL

September 21, 2010

Dear Fellow Barnes & Noble Stockholder:

Institutional Shareholder Services Inc. (ISS) just announced they recommend that their clients who own Barnes & Noble stock vote our GOLD proxy card “FOR” the election of our three highly qualified independent director nominees and “FOR” our proposal to amend the Company’s poison pill to treat all shareholders the same.

In its recommendation, ISS stated change is needed and electing our three highly qualified nominees is the best alternative to achieve the necessary change.

ISS stated “based on BKS’ deteriorating operating performance, poor shareholder return, less-than-enthusiastic analyst recommendations, inadequate transparency into and disclosure on a very large related-party [college bookstores] transaction which appears to have exacerbated performance problems, and significant concerns about unusual pay practices, we believe [Yucaipa has] demonstrated a compelling case that change in the BKS board is warranted.”

ISS added they believe the election of our three highly qualified director nominees will provide a compelling stockholder mandate to effect meaningful change.

In recommending that stockholders vote our GOLD proxy card “FOR” all three of our director nominees and “FOR” our proposal to amend the poison pill, ISS cited multiple factors, including:

•	Barnes & Noble’s history of poor operating and stock price performance;

•	Barnes & Noble’s poor performance relative to its peers and relevant stock indices;

•	Analysts’ lack of confidence in Barnes & Noble management’s ability to achieve the Company’s targets;

•	Concerns about the independence of the incumbent Board;

•	Barnes & Noble’s rationale for, and the negative performance impact of, the 2009 acquisition of Leonard Riggio’s college textbooks business for half a billion dollars;

•	Corporate governance concerns regarding Barnes & Noble’s employment relationships with Leonard and Stephen Riggio; and

•

Concerns that bonus payments Barnes & Noble made to certain of its executives “severs the relationship between pay and performance, thereby creating a misalignment between executive pay and the creation of shareholder value which is antithetical to the company’s stated intention to ‘align performance-based annual bonuses with the interests of stockholders.’”

In its recommendation to vote “FOR” Yucaipa’s poison pill amendment stockholder proposal, ISS questioned the rationale for a special stock ownership level for Leonard Riggio. ISS also said voting the GOLD proxy card “FOR” Yucaipa’s proposal to amend the poison pill would send the Board a strong message that any poison pill the stockholders are asked to approve in November should be enhanced to forestall ANY attempts at creeping control, including attempts by corporate insiders.

According to ISS: “If the purpose of the pill was, as the company has suggested, to prevent a shareholder from taking ‘creeping control’ of the company, it has already demonstrably failed to forestall steps toward that end by the board’s own chairman, to whose ambitions the board was apparently insufficiently attentive.” In commenting on Leonard Riggio’s recent use of a poison pill loophole to exercise out-of-the-money stock options, ISS further noted: “As exercising out-of-the-money options is economically irrational, one is left with the conclusion it was a bald attempt simply to increase control over the outcome of any shareholder vote.”

Please join us in providing an important mandate for change, by voting the enclosed GOLD proxy card “FOR” our three highly qualified director nominees and “FOR” our proposal to amend the poison pill.

During this proxy contest, we’ve told you why we believe it is time for new, outside investor-nominated directors on the Barnes & Noble Board and that our three highly qualified director nominees can be the catalyst for change to unlock value for all stockholders. We have said all along that with the right changes significant stockholder value can be unlocked. We believe that change starts with the election of our three director nominees to the board of directors at the 2010 Annual Meeting of Stockholders, reinforced by a stockholder mandate for change represented by stockholder approval of our proposal to amend the poison pill.

While the Company already has made some changes in response to our outside pressure, including commencing a strategic alternatives review, there is much work yet to be done. If we can cause the Company to effect positive changes from the outside, just think what our nominees could accomplish if they are elected to the Board.

Our three nominees, Ronald W. Burkle, Stephen F. Bollenbach and Michael S. McQuary, collectively have the retail, corporate governance and technology expertise to make important contributions if elected to the Board. Our nominees are committed to:

•	Acting as an important check on inappropriate related party transactions that do not clearly benefit Barnes & Noble and its stockholders;

•	Working to ensure that the strategic alternatives review process is prompt, fair and provides a level playing field for all bidders who might present a value-maximizing proposal to Barnes & Noble; and

•	Working constructively with their fellow directors to restore and enhance value for all Barnes & Noble stockholders.

Because the Riggio family and other insiders now own over 36% of the Company’s stock, EVERY VOTE COUNTS. Your vote CAN make a difference.

The annual meeting is Tuesday, September 28, 2010, so time is running short for you to cast your vote for change. Please vote the enclosed GOLD proxy card as recommended by ISS “FOR” our three highly qualified director nominees and “FOR” our proposal to amend the poison pill. To ensure your vote is counted, please use the telephone or internet voting instructions on the GOLD proxy to vote your shares TODAY!

If you need assistance voting the GOLD proxy card, please contact MacKenzie Partners, Yucaipa’s proxy solicitor, at (212) 929-5500 (Call Collect) or TOLL-FREE (800) 322-2885.

Thank you for your continued support,

THE YUCAIPA COMPANIES

On Behalf of

Yucaipa American Alliance Fund II, L.P.

and

Yucaipa American Alliance (Parallel) Fund II, L.P.

***

Please discard and do not sign or return any white proxy card sent to you by or on behalf of Barnes & Noble, even as a sign of protest. If you previously voted using a white proxy card sent to you by or on behalf of Barnes & Noble, you have every legal right to change your vote by signing, dating, and mailing the enclosed GOLD proxy card in the enclosed postage paid envelope, or by submitting your vote by telephone or over the internet using the telephone or internet voting instructions printed on the GOLD proxy card, or by voting in person at the Annual Meeting. Only your latest dated proxy card (or telephone or internet vote) will count.

Yucaipa has filed a definitive proxy statement and related materials with the Securities and Exchange Commission (“SEC”) in connection with Yucaipa’s solicitation of proxies to elect its nominees to the Barnes & Noble Board of Directors and to approve its proposal to amend Barnes & Noble’s poison pill at the 2010 Annual Meeting of Stockholders. Barnes & Noble stockholders should read Yucaipa’s definitive proxy statement and its other publicly-filed proxy materials as they become available, because they contain important information. Information regarding the direct and indirect interests of Yucaipa and each other participant in the solicitation of proxies by Yucaipa are included in Yucaipa’s proxy materials filed with the SEC. Yucaipa’s proxy materials may be accessed without charge at www.viewourmaterial.com/BKS and at the SEC’s website at www.sec.gov. Certain statements in this letter are quoted from Institutional Shareholder Service’s September 19, 2010 voting recommendation report of Research Analysts Waheed Hassan, CFA and Patricia Manlapaz. Permission to reprint such statements was neither sought nor obtained.

If you have any questions, require assistance with voting your GOLD proxy card, or need additional copies of our proxy materials, please contact:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

bks@mackenziepartners.com

(212) 929-5500 (Call Collect) or TOLL-FREE (800) 322-2885

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